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Broadway & Seymour, Inc.
Form 10-Q for the Three Months Ended September 30, 1997



                                                                      EXHIBIT 11





                            BROADWAY & SEYMOUR, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                 (In thousands, except share and per share data)
                                   (Unaudited)

                                                               Three months ended                Nine months ended
                                                           Sept. 30,        Sept. 30,        Sept. 30,         Sept. 30
                                                              1997             1996             1997             1996
                                                            -------          -------          -------          -------

Net income (loss)                                           $   873          ($4,805)         $ 2,138          ($3,398)
                                                            =======          =======          =======          =======

PRIMARY EARNINGS PER SHARE:
    Weighted average common shares outstanding                9,167            8,976            9,129            8,942

    Reduction from effect of treasury stock                     (39)             (39)             (39)             (39)

    Addition from assumed exercise of stock options              41                                38

    Addition from assumed participation in employee
      stock purchase plan                                         1                                 1
                                                            -------          -------          -------          -------
    Weighted average common and common equivalent
        shares outstanding                                    9,170            8,937            9,129            8,903
                                                            =======          =======          =======          =======

    Net income (loss) per common and common
        equivalent share                                    $  0.10          ($ 0.54)         $  0.23          ($ 0.38)
                                                            =======          =======          =======          =======


FULLY DILUTED EARNINGS PER SHARE:
    Weighted average common shares outstanding                9,167            8,976            9,129            8,942

    Reduction from effect of treasury stock                     (39)             (39)             (39)             (39)

    Addition from assumed exercise of stock options              41                                38

    Addition from assumed participation in employee
      stock purchase plan                                         1                                 1
                                                            -------          -------          -------          -------
    Weighted average common and common equivalent
        shares outstanding                                    9,170            8,937            9,129            8,903
                                                            =======          =======          =======          =======

    Net income (loss) per common and common
        equivalent share                                    $  0.10          ($ 0.54)         $  0.23          ($ 0.38)
                                                            =======          =======          =======          =======



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